Exhibit 5

Opinion of Breyer & Associates PC

May 27, 2010

Board of Directors

Heritage Financial Corporation

201 Fifth Avenue S.W.

Olympia, Washington 98501

Ladies and Gentlemen:

We have acted as special counsel to Heritage Financial Corporation, a Washington corporation (the “Corporation”), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“Registration Statement”) under the Securities Act of 1933, as amended, relating to shares of common stock, no par value per share (the “Common Stock”), of the Corporation which may be issued pursuant to the terms of the Heritage Financial Corporation 2010 Omnibus Equity Plan (the “Plan”), as well as Common Stock which may be issued pursuant to the award of stock options, stock appreciation rights, restricted stock, restricted performance stock, unrestricted stock or performance units (collectively, the “Awards”) under the Plan, all as more fully described in the Registration Statement. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the Plan will continue to be validly authorized on the dates that any restrictions on the Common Stock lapse, (ii) the shares of Common Stock issuable pursuant to the exercise of the Awards will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of such Awards, (iii) on the dates the Awards are exercised, such Awards will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors’ rights generally), (iv) no change occurs in applicable law or the pertinent facts, (v) the Awards are exercised in accordance with the terms of the Plan and any separate agreement evidencing the grant of such Awards pursuant to the Plan and the exercise price due therefor, if any, is paid in accordance with the terms thereof and (vi) the provisions of “blue sky” and other securities laws as may be applicable have been complied with to the extent required.

Board of Directors

Heritage Financial Corporation

May 27, 2010

Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, upon receipt by the Corporation of any consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ BREYER & ASSOCIATES PC